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                                                                   EXHIBIT 11.1

                        VISTA MEDICAL TECHNOLOGIES, INC.
                Statement Regarding Computation of Per Share Data

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                                                        THREE MONTHS ENDED JUNE 30         SIX MONTHS ENDED MARCH 31
                                                       -----------------------------     ------------------------------
                                                            1999             1998             1999              1998
                                                       -----------------------------     ------------------------------
Net income (loss) .................................    $ (3,289,139)     $(5,614,202)    $  (5,958,470)     $ (9,781,408)

Weighted average common shares outstanding.........      13,605,782       13,289,121        13,537,059        13,265,196
                                                       -------------     ------------    -------------      ------------
Shares used in basic and diluted loss per share....      13,605,782       13,289,121        13,537,059        13,265,196
                                                       -------------     ------------    -------------      ------------
Basic and diluted loss per share...................    $      (0.24)     $     (0.42)    $       (0.44)     $      (0.74)
                                                       =============     ============    =============      ============

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